UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report):  December 2, 2005

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware		94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Riverway, Suite 2100
Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Geokinetics Inc. (“Geokinetics”) on December 2, 2005 (the “Initial Form 8-K”), to include financial information pursuant to Item 9.01 of Form 8-K that was excluded from the Initial Form 8-K.

ITEM 2.01                                       Completion of Acquisition or Disposition of Assets.

On December 1, 2005, Geokinetics completed the acquisition of all of the issued and outstanding common shares of stock of Trace Energy Services Ltd., headquartered in Calgary, Alberta, Canada (the “Acquisition”).  As previously reported, Geokinetics entered into a Securities Purchase Agreement on July 29, 2005 to purchase all outstanding shares of Trace for CDN $35,000,000 in cash, subject to certain adjustments, and 1,000,000 shares of Geokinetics Common Stock.

ITEM 9.01                                       Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired

The consolidated financial statements of Trace Energy Services Ltd. as of December 31, 2004 and 2003, the results of their operations and their cash flows each of the years in the three-year period ended December 31, 2004 and the report of KPMG LLP, independent auditors, relating to such consolidated financial statements, are included below.

(b)                                 Pro Forma Financial Information

The unaudited combined financial statements of Geokinetics and Trace Energy Services Ltd. for the year ended December 31, 2004 and for the nine months ended September 30, 2005 are included below.

(d)                                 Exhibits

23.1                           Consent of KPMG LLP

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
200-205 5 Avenue SW	Fax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Trace Energy Services Ltd.

We have audited the accompanying consolidated balance sheets of Trace Energy Services Ltd. as of December 31, 2004 and 2003 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2004.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trace Energy Services Ltd. as of December 31, 2004 and 2003, and the results of their operations and their cash flows each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the Canada.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 13 to the consolidated financial statements.

(Signed) “KPMG LLP”

Chartered Accountants
Calgary, Canada

April 29, 2005 (except as to note 12, which is at November 2, 2005)

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
200-205 5 Avenue SW	Fax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Trace Energy Services Ltd.

We have reviewed the accompanying interim financial statements of Trace Energy Services Ltd. as of September 30, 2005, and for the nine-month periods ended September 30, 2005 and 2004. These interim financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

(Signed) “KPMG LLP”

Chartered Accountants
Calgary, Canada

January 6, 2006

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.

TRACE ENERGY SERVICES LTD.

Consolidated Balance Sheets

(Stated in Canadian Dollars)

	September 30, 2005	December 31,
		2004	2003
	(unaudited)
Assets

Current assets:
Cash	$1,098,294	$942,822	$1,200,229
Accounts receivable	8,828,592	5,945,444	8,287,981
Income taxes recoverable	183,455	—	213,908
Work-in-progress	202,820	810,377	413,875
Prepaid expenses and deposits	889,292	476,273	255,800
Assets of discontinued operations (note 2)	—	2,126,012	4,632,410
	11,202,453	10,300,928	15,004,203

Property and equipment (note 3)	28,479,663	26,136,102	19,921,224

Assets of discontinued operations (note 2)	—	—	8,869,351

	$39,682,116	$36,437,030	$43,794,778

Liabilities and Shareholders’ Equity

Current liabilities:
Bank indebtedness (note 4)	$2,624,863	$3,505,602	$675,494
Accounts payable and accrued liabilities	6,267,689	5,183,774	5,718,787
Deferred revenue	—	—	2,278,117
Current portion of long-term debt (note 4)	4,706,569	3,894,172	3,293,557
Loan payable to related party (note 5)	—	—	47,077
Income taxes payable	642,207	59,524	—
Liabilities of discontinued operations (note 2)	—	—	2,711,410
	14,241,328	12,643,072	14,724,442

Long-term debt (note 4)	10,783,529	10,020,518	9,244,545

Future income tax liability (note 6)	2,074,158	1,997,865	1,537,038

Non-controlling interest	118,382	121,776	119,415

Shareholders’ equity:
Share capital (note 7)	20,333,689	20,200,399	28,067,064
Shareholder loan (note 7)	(266,625)	(133,335)	—
Contributed surplus (note 7)	58,296	29,214	—
Deficit	(7,660,641)	(8,442,479)	(9,897,726)
	12,464,719	11,653,799	18,169,338
Commitments (note 8)
Subsequent event (note 12)

	$39,682,116	$36,437,030	$43,794,778

See accompanying notes to consolidated financial statements.

On behalf of the Board:

Director

Director

TRACE ENERGY SERVICES LTD.

Consolidated Statements of Operations and Deficit

(Stated in Canadian Dollars)

	Nine months ended September		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)				(restated)

Contract revenue	$47,620,314	$51,360,580	$60,384,178	$54,298,853	$36,413,539
Third party costs	19,102,927	25,947,337	28,012,013	24,433,856	14,011,688
Net contract revenue	28,517,387	25,413,243	32,372,165	29,864,997	22,401,851

Cost of sales	20,568,437	18,327,983	22,420,974	22,873,386	15,914,322
Gross profit	7,948,950	7,085,260	9,951,191	6,991,611	6,487,529

General and administrative expenses	3,154,950	2,846,197	4,073,963	3,410,029	3,236,409
Earnings before amortization depreciation, interest, income taxes and other	4,794,000	4,239,063	5,877,228	3,581,582	3,251,120

Depreciation of property and equipment	2,949,476	2,088,291	2,962,201	2,028,143	3,566,486
Loss (gain) on sale of property and equipment	(16,606)	328,001	254,270	632,319	9,723
Interest on long-term debt	541,661	480,118	654,802	478,813	1,336,381
Other interest expense	82,867	77,391	110,113	546,172	78,509
Foreign exchange (gain) loss)	26,433	241,658	363,076	338,922	(14,357)
Interest and other income	(17,714)	(12,787)	(20,450)	(61,033)	(47,254)
Other (income) expenses	(71,114)	179,695	180,208	—	330,800
	3,495,003	3,382,367	4,504,220	3,963,336	5,260,288

Earnings (loss) from continuing operations before income taxes	1,298,997	856,696	1,373,008	(381,754)	(2,009,168)

Income taxes (note 6):
Current	904,244	921,493	708,477	392,686	714,923
Future (reduction)	(78,354)	(124,010)	460,828	(93,027)	(1,624,500)
	825,890	797,483	1,169,305	299,659	(909,577)

Earnings (loss) from continuing operations	473,107	59,213	203,703	(681,413)	(1,099,591)
Non-controlling interest	3,394	(4,355)	(2,361)	(2,200)	(117,215)

Earnings (loss) before discontinued operations)	476,501	54,858	201,342	(683,613)	(1,216,806)
Earnings from discontinued operations (note 2)	305,337	1,129,071	1,253,905	569,405	(334,024)

Net earnings (loss)	781,838	1,183,929	1,455,247	(114,208)	(1,550,830)

Deficit, beginning of period	(8,442,479)	(9,897,726)	(9,897,726)	(3,389,997)	(1,839,167)
Excess of amount paid over book value of share capital repurchased (note 7(b))	—	—	—	(6,393,521)	—

Deficit, end of period	$(7,660,641)	$(8,713,797)	$(8,442,479)	$(9,897,726)	$(3,389,997)

See accompanying notes to consolidated financial statements.

TRACE ENERGY SERVICES LTD.

Consolidated Statements of Cash Flows

(Stated in Canadian Dollars)

	Nine months ended September		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)				(restated)
Cash provided by (used in):
Operations
Net earnings (loss)	$781,838	$1,183,929	$1,455,247	$(114,208)	$(1,550,830)
Items not involving cash:
Depreciation of property and equipment	2,949,476	2,088,291	2,962,201	2,028,143	3,566,486
Future income taxes (reduction)	(78,354)	(124,010)	460,828	(93,027)	(1,624,500)
Loss (gain) on sale of property and equipment	(16,606)	328,001	254,270	632,319	9,723
Fair value of stock-based compensation	29,082	—	29,214	—	—
Non-controlling interest	(3,394)	4,355	2,361	2,200	117,215
Changes In non-cash working capital items:
Accounts receivable	(2,883,148)	(2,439,920)	2,342,537	(3,624,023)	501,658
Income taxes recoverable	(183,455)	15,533	213,908	(208,158)	721,419
Work-in-progress	607,557	55,131	(396,502)	(357,776)	421,276
Prepaid expenses and deposits	(413,019)	(449,377)	(220,473)	288,331	(130,094)
Accounts payable and accrued liabilities	2,028,738	981,140	(1,479,837)	1,604,013	(130,266)
Income taxes payable	582,683	219,922	59,524	(129,663)	129,663
Deferred revenue	—	(1,448,650)	(2,278,117)	1,697,288	580,829
	3,401,398	414,345	3,405,161	1,725,439	2,612,579
Discontinued operations:
Funds from discontinued operations	2,270,458	4,722,042	6,898,836	4,689,237	574,527
Changes in non-cash working capital balance of discontinued operations	10,200	2,634,645	(205,011)	(1,064,824)	2,024,570
	5,682,056	7,771,032	10,098,986	5,349,852	5,211,676
Financing:
Reduction of share capital	—	(8,000,000)	(8,000,000)	—	—
Repurchase of share capital	—	—	—	(7,076,410)	—
Repayment of long-term debt	(3,924,592)	(11,156,101)	(12,025,008)	(11,367,039)	(2,192,041)
Advance of long-term debt	5,500,000	10,751,797	13,401,595	5,934,988	—
Bank indebtedness	(880,739)	2,823,160	2,830,108	657,747	(941,898)
Repayment of loan payable to related party	—	(42,219)	(47,077)	(52,276)	(55,647)
	694,669	(5,623,363)	(3,840,382)	(11,902,990)	(3,189,586)

See accompanying notes to consolidated financial statements.

(Stated in Canadian Dollars)

	Nine months ended September		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)				(restated)
Investing:
Proceeds on sale of Hertz	—	—	—	10,590,117	—
Proceeds on sale of Australian operations	—	2,000,000	2,000,000	—	—
Purchase of property and equipment	(5,459,380)	(3,851,993)	(9,874,869)	(6,770,734)	(609,207)
Proceeds on sale of property and equipment	182,951	284,257	414,034	398,930	337,892
Change in non-cash working capital accounts payable and accrued liabilities	(944,824)	58,942	944,824	—	6,999
	(6,221,253)	(1,508,794)	(6,516,011)	4,218,313	(264,316)

Increase (decrease) in cash during the period	155,472	638,875	(257,407)	(2,334,825)	1,757,774

Cash, beginning of period	942,822	1,200,229	1,200,229	3,535,054	1,777,280

Cash, end of period	$1,098,294	$1,839,104	$942,822	$1,200,229	$3,535,054

Supplemental cash flow disclosure:
Interest paid	$629,346	$551,403	$752,423	$1,026,733	$1,437,434
Income taxes paid	$279,010	$692,020	$1,010,107	$479,008	$(393,884)

See accompanying notes to consolidated financial statements.

TRACE ENERGY SERVICES LTD.

Notes to Consolidated Financial Statements

Years ended December 31, 2004, 2003 and 2002
(Information as at September 30, 2005 and for the nine months ended September 30, 2005 and 2004 is unaudited)
(Stated in Canadian Dollars)

1.              Significant accounting policies:

(a)          Consolidated financial statements:

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles.  They include the accounts of Trace Energy Services Ltd. (“Trace” or the “Company”) and those of its wholly-owned subsidiary, Trace Energy Services Inc.  The accounts of the Company’s 49%-owned investees, Delta Trace Ltd., Trace Energy Services (Sahtu) Ltd. and Trace Energy Services (Inuvialuit) Ltd. have also been consolidated on the basis that the Company appoints the majority of that company’s directors.  During 2003, two former wholly-owned subsidiaries, Hertz Drilling Inc. (“Hertz”) and Lone Wolf Equipment & Rentals Ltd., were wound-up into Trace.  During 2004, the Company sold its investment in its wholly-owned subsidiary Trace Energy Services Pty Ltd.

(b)         Foreign currency translation:

Amounts transacted in U.S. Dollars, Argentinean Pesos, and Australian Dollars have been translated into Canadian funds on the following basis:

(i)             Property and equipment at the exchange rate at the time of purchase.

(ii)          Monetary assets and liabilities at the year-end exchange rate.

(iii)       Revenue and expenses at the average exchange rate during the year.

Foreign exchange gains or losses are recorded in operations.

(c)          Revenue recognition:

The Company’s services are generally sold based upon purchase orders or contracts with the customer that include fixed or determinable prices based upon hourly or job rates.  Customer contract terms do not include provisions for significant post-service delivery obligations. Revenue is recognized when services and equipment rentals are rendered and only when collectability is reasonably assured.

(d)         Property and equipment:

Property and equipment are recorded at cost.  Depreciation is provided assuming residual values and using rates and methods as follows:

	Residual Value	Rate and method

Building	4%	25 years declining - balance
Recording equipment	10% - 25%	3 - 10 years straight-line
Drilling equipment	25%	5 -10 years straight-line
Vehicles and trailers	10% - 25%	2 - 10 years straight-line
Survey equipment	25%	4 years straight-line
Office equipment	—	3 - 10 years straight-line
Leasehold improvements	—	Straight-line over life of lease

(e)          Income taxes:

The Company follows the asset and liability method of accounting for income taxes.  Under this method future income tax assets and liabilities are determined based on the “temporary differences” between the accounting basis and the income tax basis of the Company’s assets and liabilities measured using the currently enacted, or substantially enacted, income tax rates in effect when these differences are expected to reverse. The Company provides a valuation allowance to reduce any tax assets to the amount that is more likely than not to be recovered.

(f)            Stock-based compensation:

The Company has a stock-based compensation plan which is described in note 7(c).  At January 1, 2004 the Company adopted the fair value method of accounting for stock-based compensation, under which a compensation expense is measured at the grant date and recognized over the vesting period with a corresponding increase to contributed surplus.  Upon the exercise of the stock options, consideration received together with the amount previously recognized in contributed surplus is recorded as an increase to the share capital.

(g)         Use of estimates and assumptions:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

2.              Discontinued operations:

(a)          Sale of Australian operations:

On March 17, 2004, the Company sold its investment in Trace Energy Services Pty Ltd., being the Australian operations of the Company.  The sale was comprised of two separate transactions:

(i)             Prior to closing the sale, 20,000 of the 25,000 issued and outstanding shares were redeemed for cash of $2 million.

(ii)          The 5,000 remaining shares and the inter-company debt due by Trace Energy Services Pty Ltd. to the Company were sold for total proceeds of $4.2 million.  The amount of the $4.2 million included $0.5 million in cash at closing with the balance being payable over eighteen months, without interest, with various discount options for early settlement.  At December 31, 2004, the amount of $4,019,792 was collected, resulting in a discount of $180,208.

For reporting purposes the results of the Australian operations have been presented as discontinued operations.  Accordingly, prior year financial statements have been restated to reflect this change in circumstance.

The assets and liabilities related to Trace Energy Services Pty Ltd. at December 31, 2003 were as follows:

Current assets:
Cash	$498,917
Accounts receivable	3,681,972
Work-in-progress	36,991
Prepaid expenses and deposit	61,559

$4,279,439

Property and equipment	$3,983,546

Current liabilities:
Accounts payable and accrued liabilities	$2,439,853
Due to the Company	4,087,019

$6,526,872

Additional selected information for Trace Energy Services Pty. Ltd. is as follows:

	Period ended March 17, 2004	2003	2002

Contract revenue	$2,867,557	$9,466,189	$7,094,809

Earnings from discontinued operations, net of income tax $102,245 (2003 - $nil; 2002 - $nil)	696,756	403,994	188,961

Loss on sale of investment - net of income taxes	(329,438)	—	—

Earnings from discontinued operations	$367,318	$403,994	$188,961

(b)         Seismic data library:

On March 17, 2004, the Company sold its interest in certain seismic data library surveys to a third party.  The sale was comprised of:  (a) a fixed cash consideration of $2,700,000 and (b) a variable component based on the outcome of certain licensing agreements.  At December 31, 2004, the agreement was settled and the Company received cash of $150,326.

Later in 2004, the Company decided to sell its entire interest in the remaining seismic data library surveys (the “Surveys”) and is classified as “assets of discontinued operations”. On February 9, 2005 the Surveys were sold to a third party for a cash consideration of $2,400,000.

For reporting purposes the results of operations for the division have been presented as discontinued operations.  Accordingly, prior year financial statements have been restated to reflect this change in circumstance.

The assets and liabilities related to seismic data library operating segment are as follows:

	2004	2003

Current assets:
Accounts receivable	$10,200	$352,971
Seismic data library:
Cost	15,663,885	17,385,660
Accumulated amortization	13,548,073	12,499,855
	2,115,812	4,885,805

	$2,126,012	$5,238,776

Additional selected information for seismic data library is as follows:

	Nine months ended September 30,		Years ended December 31,
	2005	2004	2004	2003	2002
					(restated)

Revenue	$183,207	$1,184,016	$1,220,086	$4,591,156	$4,359,539

Earnings (loss) from discontinued operations, net of Income tax $154,647(September 30, 2004 - $326,454; December 31, 2004 - $334,707; 2003 – recovery $25,853; 2002 – recovery $160,507)	305,337	687,360	812,194	(44,495)	(774,900)

	$305,337	$687,360	$812,194	$(44,495)	$(774,900)

(c)          Hertz Drilling Inc. (“Hertz”):

On October 16, 2003, the Company entered into an agreement to sell the property and equipment and associated debt of Hertz, for cash consideration, to a company controlled by certain shareholders of the company.  For reporting purposes the results of operations for the division have been presented as discontinued operations.

Additional selected information for Hertz as follows:

	Year ended December 31, 2004	Period ended October 16, 2003	Year ended December 31, 2002
			(restated)

Revenue	$—	$10,105,497	$18,042,256

Earnings (loss) from discontinued operations, net of income tax of $38,102 (2003 - recovery of $552,925): 2002 - $154,600)	74,393	(502,009)	251,915

Gain on sale of net assets of discontinued operations, net of income taxes $nil) (2003 - $566,163; 2002 - $nil)	—	711,915	—

	$74,393	$209,906	$251,915

3.              Property and equipment:

	Cost	Accumulated depreciation	Net book value

September 30, 2005

Recording equipment	$58,335,357	$32,708,193	$25,627,164
Vehicles and trailers	6,274,513	4,160,853	2,113,660
Office equipment	947,151	841,510	105,641
Leasehold improvements	927,677	294,479	633,198

	$66,484,698	$38,005,035	$28,479,663

December 31, 2004

Recording equipment	$53,938,384	$30,976,897	$22,961,487
Vehicles and trailers	6,109,340	3,817,540	2,291,800
Office equipment	941,727	776,636	165,091
Leasehold improvements	922,586	204,862	717,724

	$61,912,037	$35,775,935	$26,136,102

December 31, 2003

Recording equipment	$52,714,848	$31,684,372	$21,030,476
Drilling equipment	1,564,888	1,267,016	297,872
Vehicles and trailers	6,279,902	3,964,014	2,315,888
Office equipment	773,544	628,800	144,744
Leasehold improvements	267,211	151,421	115,790
	61,600,393	37,695,623	23,904,770
Less amount related to discontinued operations	—	—	3,983,546

			$19,921,224

Included above at September 30, 2005 are assets under capital leases with a net book value of $8,599,295 (December 31, 2004 - $9,615,468; 2003 - $5,934,988).

4.              Bank indebtedness and long-term debt:

At September 30, 2005, the Company had a bank operating line of credit with a major lending institution of $9 million, to a maximum of 75% of applicable accounts receivable.  Available credit under this facility is further reduced by an Irrevocable and Unconditional Letter of Credit in the amount of US$ 380,000 issued by the Company’s major lending institution. Drawings under this facility bore interest at bank prime rate plus 1/2% (2004 – bank prime rate plus 1/2%; 2003 – bank prime rate plus 1/4%).  At September 30, 2005 $2,537,034 (December 31, 2004 $2,788,575; 2003 - $56,192) was drawn on this facility which is included in bank indebtedness. The remaining amount of bank indebtedness relates to outstanding cheques.

On January 31, 2005, the Company amended the January 2004 non-revolving term credit facility agreement with its major lending institution, and secured additional funding of $2,500,000.  On February 10, 2005, the Company repaid $1,000,000.  Drawings under this facility bear interest at the lender’s bank prime rate plus 5/8%, payable monthly in arrears, and are repayable in monthly principal installments of $193,334 with full repayment no later than April 30, 2008.

On September 30, 2005 the Company secured an additional term non-revolving credit facility of $3,000,000 with its major lending institution.  This facility bears interest at the lender’s prime rate plus 5/8%, payable monthly in arrears, and is repayable in monthly principal installments of $62,500 with full repayment no later than September 30, 2009.

Long-term debt is comprised of:

	September 30, 2005	December 31,
		2004	2003

Bank term loan, bearing interest at prime plus 5/8%:
Portion due in monthly principal installments of $193,334 through to April 30, 2008	$5,814,986	$6,054,992	$—

Bank term loan, bearing interest at prime plus 5/8%:
Portion due in monthly principal installments of $62,500 through to September 30, 2009	3,000,000	—	—

Capital lease obligations repayable in blended monthly installments of $224,280 for the months of January through September, as well as November and December, including interest at 5.825% to 5.878%	6,405,705	7,461,440	5,934,988

Capital lease obligations repayable in blended monthly installments of $12,265 U.S. dollars including interest at 5%	269,407	398,258	—

Bank term loan, bearing interest at prime plus 1/4%:
Portion reducing quarterly by $900,000, through to July 2005	—	—	4,200,000
Portion due in monthly principal installments of $103,250, reducing through to October 2006	—	—	2,403,114
	15,490,098	13,914,690	12,538,102

Less current portion	4,706,569	3,894,172	3,293,557

	$10,783,529	$10,020,518	$9,244,545

Payments under the leases at September 30, 2005 are as follows:

2006	$1,965,371
2007	1,901,331
2008	1,797,547
2009	1,448,006
2010	317,658
7,429,913

Less: amount representing interest	754,801

$6,675,112

The following summarizes the aggregate principal repayments of the Company’s long-term debt and capital lease obligations.

2006	$4,706,560
2007	4,736,488
2008	3,581,522
2009	2,152,019
2010	313,509

$15,490,098

Security for all of the Company’s bank borrowings includes a first fixed and floating charge over all present and after acquired assets of the Company and various other specific assignments and agreements.

5.              Loan payable to related party:

At December 31, 2004, the Company had repaid a loan of $47,077, bearing interest at 8.5%, to a company owned by a former shareholder.

6.              Income taxes:

	Nine months ended September 30,		Years ended December 31,
	2005	2004	2004	2003	2002
					(restated)
Earnings (loss) from continuing operations before income taxes	$1,298,997	$856,183	$1,373,008	$(381,754)	$(2,009,168)
Combined federal and provincial statutory income tax	33.62%	33.87%	33.87%	36.75%	39.25%

Expected income tax (recovery)	$436,723	$289,989	$465,038	$(140,295)	$(788,598)

Increase (decrease) resulting from:
Foreign currency translation loss	—	—	(67,270)	202,453	—
Non-deductible expenses	371,094	383,792	378,748	117,444	49,754
Foreign loss on sale of property and equipment	—	—	—	95,030	—
Capital tax	38,557	49,857	66,475	41,091	46,250
Future tax rate reduction	—	(823)	(17,207)	(29,877)	(203,575)
Other	(20,484)	74,668	343,521	13,813	(13,408)

Actual income tax expense	$825,890	$797,483	$1,169,305	$299,659	$(909,577)

The components of the net future income tax liability are as follows:

	September 30, 2005	December 31,
		2004	2003

Future income tax assets:
Non-capital loss carry-forwards	$458,693	$846,196	$1,290,001
Capital loss carry-forwards	118,550	127,805	—
Long-term debt	2,624,941	2,979,879	—
Less valuation allowance	(118,550)	(127,805)	(232,016)
	3,083,634	3,826,075	1,057,985
Future income tax liabilities:
Property and equipment	5,157,792	5,823,940	2,595,023
Seismic data library	—	—	96,424
Other	—	—	135,131
	5,157,792	5,823,940	2,826,578

Net future income tax liability	2,074,158	1,997,865	1,768,593

Less amount related to discontinued operations	—	—	231,555

	$2,074,158	$1,997,865	$1,537,038

At September 30, 2005, the Company had non-capital losses of $1,328,000 expiring as follows:

2008		$646,000
2009	401,000
2014	281,000

		$1,328,000

At September 30, 2005, the Company also had capital loss carry-forwards of approximately $705,236 with no expiry.

7.              Capital stock:

(a)          Authorized:

Unlimited number of Class A shares, voting, ranking pari passu with Classes Common and C shares, except in respect of the payment of dividends

Unlimited number of Common shares, voting, ranking pari passu with Classes A and C shares, except in respect of the payment of dividends

Unlimited number of Class C shares, voting, ranking pari passu with Classes A and Common shares, except in respect of the payment of dividends

Unlimited number of Convertible First Preferred Shares

Unlimited number of Second Preferred shares

Unlimited number of Third Preferred shares

Unlimited number of Fourth Preferred shares

(b)         Issued and outstanding:

	Number of Shares	Amount

Class A shares:
Balance, December 31, 2002	57,942	$58
Repurchased during 2003	(57,942)	(58)
Balance, December 31, 2003 and 2004	—	—

Class B shares:
Balance, December 31, 2002	269,003	28,749,895
Repurchased during 2003	(6,389)	(682,831)
Balance, December 31, 2003	262,614	28,067,064
Conversion of Class B shares	(262,614)	(28,067,064)
Balance, December 31, 2004	—	—

Common shares:
Conversion from B shares	262,614	28,067,064
Reduction of share capital (i)	—	(8,000,000)
Issue of shares (ii)	2,963	133,335
Shareholder loan (ii)	—	(133,335)
Balance, December 31, 2004	265,577	20,067,064
Issue of shares (ii)	2,962	133,290
Shareholder loan (ii)	—	(133,290)

Balance, September 30, 2005	268,539	$20,067,064

(b)         Issued and outstanding (continued):

(i)             On January 28, 2004, the Company distributed $8,000,000 to its then sole shareholder and reduced the stated capital of its Class Common shares by this amount, from $28,067,064 to $20,067,064.

During 2003, the Company repurchased all 57,942 Class A shares outstanding and 6,389 of the Class B shares for cash of $6,373,620 and $702,790, respectively.  The excess of $6,393,521 of the amount paid over the book value of the shares repurchased was charged to the deficit.

(ii)          During 2004, the Company entered into a subscription and loan agreement with an officer of the Company to acquire 5,925 Common shares of the Company in two equal amounts.  The loans are interest free, payable in five years from the date of each subscription and are secured only by the Company’s Common shares.  On November 1, 2004, 2,963 common shares were subscribed for a total of $133,335.  On February 1, 2005, a further 2,962 common shares were subscribed for a total of $133,290 under the terms of this agreement. On November 30, 2005 both loans were forgiven by the company.

(c)          Stock-based compensation plan:

The Company entered into stock option plan agreements on April 1, 2004 with a number of its employees.  A total of 10,925 stock options were granted at an exercise price of $50.00 in 2004.  The options will vest and become exercisable over a three-year period from the grand date at 1/3 per year.  The options will expire five years after the vesting date.  At September 30, 2005, 3,640 stock options were vested (December 31, 2004 - none). On December 1, 2005 due to the closing of the Stock Purchase transaction, as described in note 12, all options were vested.

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option pricing method with weighted average assumptions are as follows:

	September 30, 2005	December 31, 2004

Risk free interest rate (%)	4.0	4.0
Time to expiration (years)	5	5
Volatility (%)	0%	0%
Dividend	0	0
Fair value per option	$1,065	$1,065

(d)         Contributed surplus:

	September 30, 2005	December 31, 2004

Balance, beginning of period	$29,214	$—
Stock-based compensation	29,082	29,214

Balance, end of period	$58,296	$29,214

(e)          Warrants:

At the balance sheet dates there were 22,222 warrants outstanding to purchase Common shares at an exercise price of $180 per warrant.

8.              Commitments:

The Company is committed to payments under operating leases for the next 10 years as follows:

	2006	2007	2008	2009	Thereafter

Premises	$269,972	$158,928	$158,928	$158,928	$961,136
Vehicles and equipment	321,600	234,906	111,991	5,914	—

	$591,572	$393,834	$270,919	$164,842	$961,136

9.              Related party transactions:

During the period ended September 30, 2005 the Company incurred, at fair value, equipment rentals of $476,700 (September 30, 2004 - $nil) to an entity owned by certain employees who are senior management. At September 30, 2005 $96,600 was outstanding (September 30, 2004 - $nil).

During the period ended September 30, 2005 the Company paid, at fair value, rental, contracting and other costs of $nil (September 30, 2004 - $nil; December 31, 2004 - $nil; December 31, 2003 - $196,711; December 31, 2002 - $174,179) to companies owned by certain shareholders. No amounts owed to these companies were outstanding at any of the balance sheet dates.

During the year ended December 31, 2004 the Company incurred interest expense on the notes payable to shareholders amounting to $nil (2003 - $484,521; 2002 - $675,000). No amounts were owed to these shareholders at the balance sheet dates.

10.       Segmented reporting:

The Company only operates in one business segment, being land seismic acquisition contracting.

(a)          Geographic segments:

	Nine months ended September 30,		Years ended December 31,
	2005	2004	2004	2003	2002
					(restated)
Sales to external customers:
Canada	$19,497,472	$18,005,160	$18,315,512	$24,479,050	$19,953,673
United States	28,122,842	33,355,420	42,068,666	29,819,803	16,436,852
Argentina	—	—	—	—	23,014

	$47,620,314	$51,360,580	$60,384,178	$54,298,853	$36,413,539

	September 30, 2005	December 31,
		2004	2003

Property and equipment related to continuing operations:
Canada	$24,221,747	$21,997,662	$16,286,235
United States	4,257,916	4,138,440	3,634,989

	$28,479,663	$26,136,102	$19,921,224

(b)         Major customers:

The Company earned contract revenue from major customers (10% or more) as follows:

	Number of Customers	Percentage

Nine months ended September 30, 2005	2	36%
Nine months ended September 30, 2004	3	38%
Year ended December 31, 2004	3	36%
Year ended December 31, 2003	3	35%
Year ended December 31, 2002	3	48%

11.       Financial instruments:

(a)          Fair values of financial assets and liabilities:

The fair values of all financial instruments, including long-term borrowings, approximate their carrying amounts.

(b)         Interest rate risk:

The Company is exposed to interest rate risk to the extent changes in market interest rates will impact the Company’s cash and cash equivalents that have a floating interest rate.  The bank facility is also based on a floating interest rate.  The Company had no interest rate swaps or hedges at the balance sheet dates.

(c)          Credit risk:

A substantial portion of the Company’s accounts receivable are with customers in the oil and gas industry and are subject to normal industry credit risks.

(d)         Foreign currency risk:

A portion of the Company’s business operations are in foreign jurisdictions.  The Company is subject to normal risks associated with the fluctuation of the foreign currencies.

12.       Subsequent events

(a)          Sale of Common shares:

On July 29, 2005, the shareholders of the Company signed a definitive agreement with Geokinetics, Inc. (“Geokinetics”) a Delaware Corporation, to sell all of their outstanding Common shares for $35,000,000 in cash, subject to certain adjustments, and 1,000,000 shares of Geokinetics’ common stock.  Closing of the transaction is subject to certain conditions contained in the Stock Purchase Agreement, including receipt of satisfactory financing by Geokinetics. The transaction closed on December 1, 2005. Pursuant to the closing of the transaction, the Company’s credit facilities with its major lending institution were amended in order to include certain guarantees from Geokinetics.

13.  United States accounting principles and reporting:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”) which, in most respects, conform to accounting principles generally accepted in the United States (“U.S. GAAP”).  The significant differences between Canadian and U.S. GAAP are described in this note.

(a)          Future income taxes:

Canadian GAAP requires the use of income tax rates which are substantively enacted to calculate future income taxes while U.S. GAAP requires that any such rate changes be enacted.  The only adjustments resulting from this difference are in the 2002 fiscal year whereby, the future tax recovery would have been reduced by $26,375 and the future income tax expense related to the discontinued operations of Hertz would have been reduced by $31,842. This difference would have also decreased the liability and deficit for the 2002 fiscal year by $58,217. The amounts were reversed in 2003. The net loss for U.S. GAAP purposes for the year ended December 31, 2003 would be $174,425 (2002 - $1,492,613).

(b)         Comprehensive income:

U.S. GAAP requires that a Statement of Comprehensive Income be displayed with the same prominence as other financial statements.  Comprehensive income, which incorporates net income, includes all changes in equity during a period, except those resulting from investments by, and distributions to, owners.  There is no requirement to disclose comprehensive income under Canadian GAAP. There are no elements of other Comprehensive Income present in the Company’s operations and a separate statement of Comprehensive Income is not required.

(c)          Other disclosures:

(i)             U.S. GAAP requires the Company to disclose accrued liabilities, which is not required under Canadian GAAP.  Accrued liabilities included in accounts payable and accrued liabilities as at September 30, 2005 were $2,132,475 (December 31, 2004 - $1,210,151; December 31, 2003 - $2,062,860).  Accrued liabilities that individually exceeded five percent of current liabilities comprised:

	September 30, 2005	December 31,
		2004	2003

Payroll accruals	$1,034,880	$459,218	$517,009
Other accruals	658,939	188,270	935,224

(ii)          U.S. GAAP requires the Company to disclose customers who account for ten percent or more of total revenue, which is not required under Canadian GAAP.  Customers who accounted for more than ten percent of total revenue in a fiscal period comprised:

	Number of Customers		Percentage

Nine months ended September 30, 2005	2 – (26%, 10%	)	36%
Nine months ended September 30, 2004	3 – (14%, 13%, 11%	)	38%
Year ended December 31, 2004	3 – (13%, 12%, 11%	)	36%
Year ended December 31, 2003	3 – (13%, 11%, 11%	)	35%
Year ended December 31, 2002	3 – (18%, 16%, 14%	)	48%

(d)         Recent accounting pronouncements:

The following new accounting standards were recently issued:

Canada:

Comprehensive Income

In 2005, the Canadian Institute of Chartered Accountants (“CICA”) issued a new Handbook Section 1530 “Comprehensive Income” which establishes standards for reporting and display of comprehensive income.  It does not address issues of recognition or measurement for comprehensive income and its components.   The Section is similar to U.S. GAAP standards for comprehensive income as it requires companies to present comprehensive income and its components in a financial statement with the same prominence as other financial statements that constitute a complete set of financial statements. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006.  An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 3251 “Equity”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”.  Currently, this does not have an impact on the Company; however, this may result in a future impact on the Company if changes in net equity result from transactions or other events and circumstances from non-owner sources.  The Company will continue to assess the impact of this new Section prior to its implementation date.

Foreign Currency Translation

In 2005, the CICA issued Handbook Section 1651 “Foreign Currency Translation” which replaces Section 1650 which also dealt with establishing standards for the translation of transactions of a reporting enterprise that are denominated in a foreign currency and financial statements of a foreign operation for incorporation in the financial statements of a reporting enterprise.  The new Section amends the manner in which exchange gains and losses arising from the translation of the financial statements of self-sustaining foreign operations are treated to conform to the issuance of new Handbook Section 1530 “Comprehensive Income”. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006.  An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”.  Currently, this does not have an impact on the Company; however, this may result in a future impact if the Company enters into any hedging transactions or determines its foreign operations are self-sustaining rather than integrated.  The Company will continue to assess the impact of this new Section prior to its implementation date.

Equity

In 2005, the CICA issued Handbook Section 3251 “Equity” which replaces Section 3250 “Surplus”.  The new Section establishes standards for the presentation of equity and changes in equity during the reporting period.  The requirements of this Section are in addition to those in Sections 1530 “Comprehensive Income”, 3240 “Share Capital” and 3260 “Reserves”.  This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006.  An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”.  The Company will assess the impact of this new Section prior to its implementation date.

Financial Instruments – Recognition and Measurement

In 2005, the CICA issued a new Handbook Section 3855 “Financial Instruments – Recognition and Measurement” which establishes standards for recognizing and measuring financial assets, financial liabilities and non-financial derivatives other than those addressed in new Section 3861 “Financial Instruments – Disclosure and Presentation”.  This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006.  An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income” and 3865 “Hedges”.  The Company will assess the impact of this new Section prior to its implementation date.

Non-monetary Transactions

In 2005, the CICA issued Handbook Section 3831 “Non-monetary Transactions” which replaces Section 3830 which also dealt with establishing standards for the measurement and disclosure of non-monetary transactions and defines when an exchange of assets is measured at fair value and when it is measured at carrying amount.  The new Section’s general requirement is that an asset or liability exchanged or transferred in a non-monetary transaction be measured at fair value, which is unchanged from the former section.  The Section also outlines criterion for transactions which should be measured at carrying value.  These criteria are similar to those in the former section except that a “commercial substance” criterion replaces the “culmination of the earnings process” criterion in Section 3830.  The new Section applies to all non-monetary transactions initiated in periods beginning on or after January 1, 2006.  Earlier adoption is permitted for such transactions initiated in periods beginning after July 1, 2005.  Retroactive application is prohibited.  Currently, Section 3851 does not have an impact on the Company; however, this may result in a future impact if the Company enters into any non-monetary transactions.

Financial Instruments – Disclosure and Presentation

In 2005, the CICA issued Handbook Section 3861 “Financial Instruments – Disclosure and Presentation” which replaces Section 3860 which dealt with the same topic.  The new Section establishes standards for the presentation of financial instruments and non-financial derivatives, and identifies the information that should be disclosed about them.  This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006.  An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”.  The Company will assess the impact of this new Section prior to its implementation date.

Hedges

In 2005, the CICA issued a new Handbook Section 3865 “Hedges” which establishes standards for when and how hedge accounting may be applied.  Hedge accounting is optional and this Section applies whenever a company chooses to apply hedge accounting.  This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006.  An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive” and 3855 “Financial Instruments – Recognition and Measurement”.   Currently, this does not have an impact on the Company; however, this may result in a future impact if the Company enters into hedging transactions and chooses to apply hedge accounting.  The Company will continue to assess the impact of this new Section prior to its implementation date.

United States:

Share-Based Payment

In 2004, the Financial Accounting Standards Board (“FASB”) issued revised FAS 123 “Share-based Payment”. Three further revisions were made to the statement in 2005.  This amended statement eliminates the alternative to use Accounting Principles Board (“APB”) Opinion No. 25’s intrinsic value method of accounting, as was provided in the originally issued Statement No. 123.  As a result, non-public entities are required to use the grant-date fair value of the award in measuring the cost of employee services received in exchange for an equity award of equity instruments.   This amended statement is effective at the beginning of the first interim or annual reporting period that begins after September 15, 2005 for public entities and as of the first annual reporting period that begins after December 15, 2005 for non-public entities.  The Company currently uses the grant-date fair value of valuing share-based payments and the revised Statement is not anticipated to have an impact on the Company; however, the impact of this amendment is still being assessed.

Exchange of Non-Monetary Assets

In 2004, FASB issued revised FAS 153 “Exchange of Non-monetary Assets”.  This statement is an amendment of APB Opinion No. 29 “Accounting for Non-monetary Transactions”.  Based on the guidance in APB Opinion No. 29, exchanges of non-monetary assets are to be measured based on the fair value of assets exchanged.  Furthermore, APB Opinion No. 29 previously allowed for certain exceptions to this fair value principle.  FAS 153 eliminates APB Opinion No. 29’s exception to fair value for non-monetary exchanges of similar productive assets and replaces this with a general exception for exchanges of non-monetary assets which do not have commercial substance. The provisions of this statement are effective for non-monetary asset exchanges which occur in fiscal periods beginning after September 15, 2005 and are to be applied prospectively.  Earlier application is permitted for non-monetary asset exchanges which occur in fiscal periods beginning after the issue of this statement.  Currently, this does not have an impact on the Company; however, this may result in a future impact if the Company enters into any non-monetary asset exchanges.

Accounting Changes and Error Corrections

FAS 154 requires retrospective application for voluntary changes in accounting principles unless it is impracticable to do so. Retrospective application refers to the application of a different accounting principle to previously issued financial statements as if that principle had always been used.  Statement 154’s retrospective-application requirement replaces APB 20’s requirement to recognize most voluntary changes in accounting principles by including in net income of the period of the change the cumulative effect of changing to the new accounting principles. Currently, this does not have an impact on the Company; however, this may result in a future impact to the Company.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 give pro forma effect to:  (1) the Trace Energy Services Ltd. (Trace) acquisition and (2) the private offering and sale of shares of our common stock, as if the transaction had been consummated on January 1, 2004.

The unaudited pro forma balance sheet as of September 30, 2005 gives pro forma effect to (1) the Trace acquisition and (2) the private offering and sale of shares of our common stock, as if those transactions had been consummated on September 30, 2005.

We expect to complete the Trace acquisition concurrently with the completion of our private common stock offering.  Such offering is conditioned upon the completion of the Trace acquisition.

The unaudited pro forma financial information is based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the date indicated or what our results will be for any future periods.  The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable.  The unaudited pro forma financial statements and the accompanying notes should be read in conjunction with our historical financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 2004 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 and the historical financial statements of Trace, including the notes thereto, included in this report.

For financial accounting purposes, the assets acquired and the liabilities assumed under the Trace acquisition referred to in these unaudited pro forma financial statements have been or will be recorded at their fair values as of the date of the acquisition.  The allocation in these unaudited pro forma financial statements is a preliminary allocation based on an internally prepared valuation of the fair value of the acquired assets and liabilities of Trace.  In addition, the cash proceeds from the sale of Geokinetics stock and shares issued are based on the stock price of Geokinetics at September 30, 2005.  When finalized, the allocation and stock price may vary materially from the allocation presented in these unaudited pro forma financial statements.

GEOKINETICS INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Year Ended December 31, 2004

	Geokinetics	Trace	Pro Forma Adjustments		(1) (4)	Pro Forma Geokinetics
			db.	cr.

Revenues
Seismic acquisition	$39,469,562	$34,645,269	$—	$—	(14)	$74,114,831
Seismic data processing	3,675,268	—	—	—		3,675,268
Total revenues	43,144,830	34,645,269	—	—		77,790,099

Expenses
Seismic operating expenses	34,342,843	26,981,458	—	—		61,324,301
Data processing expenses	5,619,319	—	—	—		5,619,319
General and administrative	2,358,430	3,137,522	—	—		5,495,952

Depreciation and amortization	850,705	2,281,310	2,200,000	—	(5)	5,332,015
Total expenses	43,171,297	32,400,290	2,200,000	—		77,771,587

Income (loss) from operations	(26,467)	2,244,979	(2,200,000)	—		18,512

Interest expense	(441,097)	(589,092)	—	165,000	(15)	(865,189)
Interest income	26,218	15,749	—	—		41,967
Other income (expense)	—	(614,228)	—	—		(614,228)

Income (loss) before income tax	(441,346)	1,057,408	(2,200,000)	165,000		(1,418,938)

Provision for income tax	—	900,529	—	237,000	(7)	663,529

Income (loss) from continuing operations	$(441,346)	$156,879	$(2,200,000)	$402,000		$(2,082,467)

(Loss) from continuing operations per common share
Basic	$(0.02)					$(0.04)
Diluted	$(0.02)					$(0.04)

Weighted average common shares and equivalents outstanding

Basic	18,992,113		34,510,980		(6)	53,503,093

Diluted	18,992,113		34,510,980		(6)	53,503,093

GEOKINETICS INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2005

	Geokinetics	Trace	Pro Forma Adjustments		(1) (4)	Pro Forma Geokinetics
			db.	cr.

Revenues

Seismic acquisition	$38,988,278	$28,405,122	$—	$—	(14)	$67,393,400
Seismic data processing	3,118,469	—	—	—		3,118,469
Total revenues	42,106,747	28,405,122	—	—		70,511,869

Expenses
Seismic operating expenses	34,060,881	21,907,651	—	—		55,968,532
Data processing expenses	4,828,466	—	—	—		4,828,466
General and administrative	1,910,559	2,578,856	—	—		4,489,415

Depreciation and amortization	627,273	2,410,902	1,650,000	—	(5)	4,688,175
Total expenses	41,427,179	26,897,409	1,650,000	—		69,974,588

Income (loss) from operations	679,568	1,507,714	(1,650,000)	—		537,282

Interest expense	(296,978)	(510,489)	—	175,000	(15)	(632,467)
Interest income	61,039	14,479	—	—		75,518
Other income (expense)	735	50,096	—	—		50,831

Income (loss) before income tax	444,364	1,061,800	(1,650,000)	175,000		31,164

Provision for income tax	—	675,082	—	—		675,082

Income (loss) from continuing operations	$444,364	$386,718	$(1,650,000)	$175,000		$(643,918)

Income (loss) from continuing operations per common share
Basic	$0.02					$(0.01)
Diluted	$0.02					$(0.01)

Weighted average common shares and equivalents outstanding

Basic	18,992,113		34,510,980		(6)	53,503,093

Diluted	20,050,996		34,510,980		(6)	53,503,093

GEOKINETICS INC.

UNAUDITED PRO FORMA BALANCE SHEET

September 30, 2005

	Geokinetics	Trace	Pro Forma Adjustments		(1) (4)	Pro Forma Geokinetics
			db.	cr.

ASSETS
Current assets:
Cash	$4,210,143	$938,163	$30,837,500	$23,833,961		$12,151,845
Accounts receivable	4,879,159	7,698,090	—	—		12,577,249
Work in process	2,083,037	173,249	—	—		2,256,286
Prepaid expenses and deposits	166,214	759,633	—	—		925,847

Total current assets	11,338,553	9,569,135	30,837,500	23,833,961		27,911,227

Property, plant and equipment, net	4,381,634	24,327,328	7,329,493	—	(10)(13)	36,038,455

Other assets:
Deferred charges	149,341	—	—	—		149,341
Deposits and restricted investments	242,490	—	—	—		242,490

Other assets	—	—	1,000,000	—		1,000,000

Goodwill	—	—	20,123,764	17,288,620		2,835,144

Total other assets	391,831	—	21,123,764	17,288,620		4,226,975

Total assets	$16,112,018	$33,896,463	$59,290,757	$41,122,581		$68,176,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long term debt and capital leases	$3,342,806	$4,020,351	$1,153,819	$—		$6,209,338
Bank indebtedness	—	2,242,158		—		2,242,158
Accounts payable	5,655,969	5,353,860		—		11,009,829
Accrued liabilities	1,422,985	—	15,420	—		1,407,565
Deferred revenue	3,262,572	—	—	—		3,262,572
Taxes payable	—	548,573	—	—		548,573
Other liabilities	652,373	—	—	—		652,373

Total current liabilities	14,336,705	12,164,942	1,169,239	—		25,332,408

Long term debt and capital leases, net of current maturities	1,360,993	9,211,290	1,159,169	—		9,413,114
Future income tax liability	—	1,771,746	—	—		1,771,746
Non-controlling interest	—	101,122	101,122	—		(0)

Redeemable preferred stock	2,528,114	—	2,528,114	—		—

Stockholders’ equity:
Other Comprehensive Income	(49,501)	—	—	—		(49,501)

Stockholders’ equity	(2,064,293)	10,647,363	12,189,794	35,315,614		31,708,890

Total stockholders’ equity	(2,113,794)	10,647,363	12,189,794	35,315,614		31,659,389

Total liabilities and stockholders’ equity	$16,112,018	$33,896,463	$17,147,438	$35,315,614		$68,176,657

GEOKINETICS INC.

NOTES TO PRO FORMA FINANCIAL INFORMATION

(1)          The following is a preliminary estimate of the purchase price for the Trace acquisition:

Cash payment paid for Trace shares	$18,173,764
Stock payment made for Trace shares (1 million shares of Geokinetics stock issued at September 30, 2005 price of $1.95)	1,950,000

Total purchase price	$20,123,764

This preliminary estimate of the purchase price has been allocated as presented below based on an internally prepared preliminary assessment of the fair value of the assets and liabilities of Trace at September 30, 2005.

	Book Value of Assets Acquired (Liabilities Assumed)	Preliminary Purchase Price Allocation	Preliminary Fair Value

Cash	$938,163	$	$938,163

Accounts receivable	7,541,383		7,541,383

Work in process	173,249		173,249

Prepaid expenses	759,633		759,633

Income tax recoverable	156,707		156,707

Property, plant and equipment	24,327,328	5,540,135	29,867,463

Other assets	—	1,000,000	1,000,000

Goodwill	—	2,835,144	2,835,144

Accounts payable and accrued liabilities	(5,353,860)		(5,353,860)

Bank indebtedness	(2,242,158)		(2,242,158)

Long-term debt	(13,231,641)		(13,231,641)

Taxes and future taxes payable	(2,320,319)		(2,320,319)

Non-controlling interest	(101,122)	101,122	—

	$10,647,363	$9,476,401	$20,123,764

All liabilities assumed were at their estimated fair values. The fair value of intangibles are estimated to be $1,000,000. The fair value of property, plant and equipment is estimated to be $29,867,463 based on an equipment appraisal performed by an independent industry appraiser. There were no identified intangible assets which were determined to have indefinite lives. This preliminary assessment of fair value resulted in $2,835,144 of goodwill which will be subject to periodic impairment testing.

(2)          The pro forma statements have been presented in US dollars which is the reporting currency for Geokinetics. The exchange rates used for the conversion to US dollars throughout these statements are included below:

C$
September 30, 2005	0.8542

Average for the period January 1, 2005 to September 30, 2005	0.8174

Average for the period January 1, 2004 to December 31, 2004	0.7701

(3)          Geokinetics prepares its financial statements in accordance with US generally accepted accounting principles (“GAAP”). Trace prepares its financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). No material differences between Canadian GAAP and GAAP as they relate to Geokinetics and Trace were included in the Geokinetics pro forma financial statements. An explanation of the differences in Canadian and US GAAP as they relate to Trace is set forth in note 13 of the Trace historical financial statements included herein.

(4)          These columns reflect (a) the issuance of Geokinetics stock pursuant to the offering, (b) the payment of the cash purchase price for the Trace acquisition, (c) the preliminary allocation of the purchase price to acquired assets and liabilities assumed, (d) the pro forma income statement effects resulting from the preliminary purchase price accounting adjustments, the payoff of certain outstanding debt of Trace and Geokinetics and the purchase of certain additional equipment and (e) the redemption of Geokinetics redeemable preferred stock as outlined in note 8 below.

(5)          Reflects the preliminary pro forma adjustment to record the amortization of the acquired intangible assets (customer relationships, employment agreements, supplier agreements), the depreciation of the write up to market value of Trace’s acquisition equipment and the depreciation on capital expenditures.

(6)          Reflects pro forma issuance of Geokinetics common stock in connection with the Trace acquisition and the conversion of Geokinetics redeemable preferred stock.

Issuance of Geokinetics common stock in connection with this offering and the Trace acquisition	24,670,000

Stock consideration Trace acquisition	1,000,000

Conversion of Geokinetics redeemable preferred stock	8,832,980

Employee Stock Option Exercise	8,000

34,510,980

(7)          Reflects the pro forma adjustment to utilize Geokinetics net operating losses to offset Trace US tax expense.

(8)          Reflects the pro forma adjustment to cash as follows:

Cash proceeds from the issuance of Geokinetics stock in this offering (24,670,000 shares based on Geokinetics deal closing stock price of $1.25)	$30,837,500

Cash payment for the Trace shares	(18,173,764)

Payoff of Geokinetics debt	(2,312,988)

Capital expenditures for the seismic acquisition operation	(1,789,358)

Underwriting fees and other expenses incurred on the issuance of Geokinetics common stock	(1,542,431)

Other	(15,420)

—

$7,003,539

(9)          Reflects the preliminary pro forma adjustment to record goodwill representing the excess of the purchase price over the fair value of the net assets acquired (see note 1).

(10)    Reflects the pro forma adjustment to record the estimated fair value of the intangible assets acquired and the write up to market value of Trace’s acquisition equipment (see note 1).

(11)    Reflects the pro forma adjustment for the payoff of Geokinetics debt.

(12)    Reflects the pro forma adjustments to stockholders’ equity as follows:

Issuance of Geokinetics stock pursuant to the offering	$30,837,500

Issuance of Geokinetics stock to fund the stock portion of the purchase price	1,950,000

Underwriting fees and other expenses on the issuance of Geokinetics stock	(1,542,431)

Conversion of Geokinetics redeemable preferred stock	2,528,114

Elimination of Trace’s historical stockholders’ equity	(10,647,363)

$23,125,820

(13)    Reflects purchase of capital assets for the seismic acquisition operation.

(14)    Trace recognizes revenue using a net contract revenue concept. Trace’s net contract revenue is its contract revenue reduced by certain third party costs. Geokinetics presents its revenue as contract revenue with no reduction for third party costs. For presentation in the above pro forma, Trace’s revenue is presented to conform with Geokinetics method of revenue recognition.

(15)    Reflects the pro forma interest savings from the payoff of the Geolease obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: February 10, 2006	By:	/s/ Thomas J. Concannon
Thomas J. Concannon, Vice President and Chief Financial Officer